Exhibit 10.28

REPLACEMENT MEZZANINE A PROMISSORY NOTE (NOTE E)

$20,000,000.00	New York, New York
Dated as of March 28, 2008

FOR VALUE RECEIVED, NATIONAL INDUSTRIAL MEZZ A, LLC, a Delaware limited liability company, having its principal place of business at c/o Hackman Capital Partners, LLC, 11111 Santa Monica Boulevard, Suite 950, Los Angeles, California 90025, as maker (“Borrower”), hereby unconditionally promises to pay to the order of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having its place of business at 388 Greenwich Street, 11th Floor, New York, NY 10013, as payee (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) or so much thereof as may be advanced pursuant to the terms of the Loan Agreement (defined below), in lawful money of the United States of America with interest thereon to be computed from the effective date of this Note at the Note E Applicable Interest Rate (as defined in the Loan Agreement), and to be paid in accordance with the terms of this Note and that certain Amended and Restated Mezzanine A Loan Agreement, dated the date hereof, between Borrower and Lender (the “Loan Agreement”). This Note is Note E referred to in the Loan Agreement, and, together with (i) that certain note entitled Replacement Mezzanine A Promissory Note (Note A) made by Borrower in favor of Lender and dated the date hereof in the principal amount of $40,200,000 (“Note A”), (ii) that certain note entitled Replacement Promissory Note (Note B) made by Borrower in favor of Lender and dated the date hereof in the principal amount of $32,300,000 (“Note B”), (iii) that certain note entitled Replacement Promissory Note (Note C) made by Borrower in favor of Lender and dated the date hereof in the principal amount of $32,300,000 (“Note C”) and (iv) that certain note entitled Replacement Promissory Note (Note D) made by Borrower in favor of Lender and dated the date hereof in the principal amount of $26,200,000 (“Note D”), evidences the Loan made by Lender to Borrower pursuant to the Loan Agreement and the other Loan Documents. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. For the purposes of this Note and the Loan Agreement, the term “Note E Spread” shall mean 1.25% per annum.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Pledge Agreement and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Pledge Agreement or any other Loan Document.) If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note, the liability of Borrower to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Pledge Agreement, the Loan Agreement and the other Loan Documents shall be limited as set forth in Section 9.4 of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11 - REPLACEMENT AND SUBSTITUTION OF ORIGINAL NOTE

Borrower and, by its acceptance hereof, Lender, agree that this Note is made by Borrower in substitution and replacement of that certain Mezzanine A Promissory Note (Note B) dated as of August 8, 2007, executed by Borrower in favor of Lender in the maximum principal amount of $20,000,000 (the “Original Note B”). This Note evidences the same indebtedness evidenced by the Original Note B and does not create or evidence any new or additional indebtedness.

ARTICLE 12 - NO DISCHARGE

This Note does not, and shall not, be construed to discharge or extinguish the debt secured by the Loan Documents, nor does it in any way affect or impair the lien of the Loan Documents. No action undertaken pursuant to this Note shall constitute a waiver or a novation of Lender’s rights under the Loan Documents.

ARTICLE 13 - NOTE REGISTER

Lender, or any Servicer selected by Lender in accordance with Section 9.3 of the Loan Agreement, acting solely for this purpose as the non-fiduciary agent of Borrower (in such capacity, “Agent”), shall maintain a register (the “Note Register”) on which it will record the names and addresses of, and wire transfer instructions for, the Lender and any Person subsequently acquiring any direct interest in this Note (each a “Holder”). Upon the sale or transfer of a direct interest in the Note or portion thereof, (i) the transferring Holder shall inform the Agent in writing that such transfer has taken place and provide the Agent with the name, address, wiring instructions and tax identification number of the transferee and (ii) the Agent will record such information in the Note Register. The Person in whose name the Note or an interest therein is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement. No transfer of a direct interest in the Note or portion thereof shall be effective unless it has been recorded in the Note Register pursuant to this Article 13. The Agent shall promptly provide the names and addresses of the Holder or Holders to any other party hereto or any successor Holder or Holders upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Agent shall have no liability to any Person for the provision of any such names and addresses.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

NATIONAL INDUSTRIAL MEZZ A, LLC, a Delaware limited liability company

By:	National Industrial Mezz B, LLC, a Delaware limited liability company, its Sole Member

	By:	National Industrial Holdings, LLC, a Delaware limited liability company, its Sole Member

		By:	New Leaf – KBS JV, LLC, a Delaware limited liability company, its Sole Member

			By:	New Leaf Industrial Partners Fund, L.P., a Delaware limited partnership, its Managing Member

				By:	/s/ Authorized Signatory
Name: Title: